SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-28887

Date of Report: November 30, 2012

westport energy holdings inc.
(Exact name of registrant as specified in its charter)

Delaware	22-3328734
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

100 Overlook Center, 2nd Floor	08540
(Address of principal executive offices)	(Zip Code)

(609) 498-7029
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 29, 2012, Carbonics Capital Corporation, a Delaware corporation (the “Company”), filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to (i) change the name of the Company to “Westport Energy Holdings Inc.”; (ii) effect a reverse stock split of our outstanding common stock at a ratio of 1-for-5,000; and (iii) reduce the number of authorized shares of the Company’s common stock from 10,000,000,000 to 2,000,000,000. The Certificate of Amendment became effective upon filing. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Based upon communications from FINRA, we expect the corporate actions to be effective in the market on Monday, December 3, 2012. Commencing on the effective date, the Company’s common shares will trade under the ticker symbol “CICSD” for twenty business days, after which the “D” will be removed from the Company’s ticker symbol. The Company is also working with FINRA to obtain a new ticker symbol that will be more consistent with the Company’s new name. The Company expects the new ticker symbol to become effective within 30-45 days after the effective date.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document filed as Exhibits 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation (Delaware) dated November 29, 2012.

99.1	Press Release dated November 30, 2012 announcing Name Change, Reverse Stock Split and reduction of Authorized Common Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 30, 2012	CARBONICS CAPITAL CORPORATION

	By:	/s/ Stephen J. Schoepfer
Stephen J. Schoepfer, Chief Executive Officer